Exhibit 99.1

P R E S S R E L E A S E
Contact: Investor Relations 804.289.9709	BRINK’S CORPORATE The Brink’s Company 1801 Bayberry Court Richmond, VA 23226-8100 USA

Brink's Announces Strong Second-Quarter Results
Record Second-Quarter revenue with growth of 3%
Organic revenue growth of 14%, including accelerating AMS/DRS organic growth of 26%
GAAP net income up 44% to $46M and adjusted EBITDA up 16% to $226M
GAAP EPS up 51% to $1.03 and non-GAAP EPS up 31% to $1.67
Repurchased over 722k shares year-to-date at average price of $91.02 per share

RICHMOND, Va., August 7, 2024 – The Brink’s Company (NYSE:BCO), a leading global provider of cash and valuables management, digital retail solutions (DRS), and ATM managed services (AMS), today announced second-quarter results.
Mark Eubanks, president and CEO, said: “Our strong second-quarter was highlighted by continued progress on our strategic objectives to grow AMS and DRS revenue, expand profit margins, and return excess cash to shareholders. Organic growth in AMS and DRS accelerated sequentially and was up 26% year-over-year as we continue to penetrate underserved end-markets across the world. Second quarter adjusted EBITDA margins expanded 200 basis-points, including 360 basis-points in the key North America segment, as we continue to progress our LEAN maturity with the Brink's Business System. We also continue to execute against our capital allocation framework, returning $86 million of cash to our shareholders so far this year, more than double the prior year."
“I am confident we remain on the right strategic path and am encouraged by the pace in which we are transforming our business for future success. Central bank policies and current year election cycles, including here in the U.S., continue to be dynamic. The recent trends of the strengthening U.S. dollar impacted our results in the second quarter and remain fluid in the back half of the year. Considering these market dynamics, our strong results in the first half are that much more impressive - thanks to the dedication and performance of our over 68 thousand worldwide employees.”

Second-quarter results are summarized in the following table:

(In millions, except for per share amounts)	Second-Quarter 2024 (vs. 2023)
	GAAP	Change	Non-GAAP	Change	Constant Currency Change(b)
Revenue	$1,253	3%	$1,253	3%	14%
Operating Profit	$116	10%	$156	18%	51%
Operating Margin	9.3%	60 bps	12.4%	160 bps	350 bps
Net Income / Adjusted EBITDA(a)	$46	44%	$226	16%	39%
EPS	$1.03	51%	$1.67	31%	87%
(a)The non-GAAP financial metric, adjusted EBITDA, is presented with its corresponding GAAP metric, net income attributable to Brink's.
(b)Constant currency represents 2024 Non-GAAP results at 2023 exchange rates.

2024 Guidance (Unaudited)
(In millions, except for percentages and per share amounts)

The 2024 Non-GAAP outlook amounts cannot be reconciled to GAAP without unreasonable effort, as we are unable to accurately forecast certain amounts that are necessary for reconciliation, including the impact of highly inflationary accounting on our Argentina operations in 2024 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions and the impact of possible future acquisitions. We are also unable to forecast changes in cash held for customer obligations or proceeds from the sale of property, equipment and investments in 2024. The 2024 Non-GAAP outlook reflects management's current assumptions regarding variables that are difficult to accurately forecast, including those discussed in the Risk Factors set forth in the Company's filings with the United States Securities and Exchange Commission. The 2024 outlook assumes the continuation of current economic trends and does not contemplate a significant economic downturn for the balance of the year.

2024 Non-GAAP Outlook
Revenues	$5,075 - 5,225

Adjusted EBITDA	$935 - 985

Adjusted EBITDA margin	18.4% - 18.9%

Free cash flow before dividends	$415 - 465

EPS from continuing operations attributable to Brink's	$7.30 - 8.00

Conference Call
Brink’s will host a conference call on August 7 at 9:00 a.m. ET to review second-quarter results.  Interested parties can listen by calling 888-349-0094 (in the U.S.) or 412-902-0124 (international). Participants can preregister at https://dpregister.com/sreg/10190749/fd059fe916 to receive a direct dial-in number for the call. The call also will be accessible live via webcast on the Brink’s website (www.brinks.com). A replay of the call will be available through August 15, 2024 at 877-344-7529 (in the U.S.) or 412-317-0088 (international). The access code is 9507974. An archived version of the webcast will be available online in the Investor Relations section of http://investors.brinks.com.

The Brink’s Company and subsidiaries
(In millions, except for per share amounts) (Unaudited)

Condensed Consolidated Balance Sheets

	December 31, 2023	June 30, 2024
Assets
Current assets:
Cash and cash equivalents	$1,176.6	1,189.2
Restricted cash	507.0	428.8
Accounts receivable, net	779.0	843.3
Prepaid expenses and other	325.7	357.6
Total current assets	2,788.3	2,818.9

Right-of-use assets, net	337.7	333.9
Property and equipment, net	1,013.3	975.2
Goodwill	1,473.8	1,453.8
Other intangibles, net	488.3	456.4
Deferred tax assets, net	231.8	225.7
Other	268.6	297.7

Total assets	$6,601.8	6,561.6

Liabilities and Equity

Current liabilities:
Short-term borrowings	151.7	138.6
Current maturities of long-term debt	117.1	133.1
Accounts payable	249.7	229.7
Accrued liabilities	1,126.9	1,077.1
Restricted cash held for customers	298.7	214.9
Total current liabilities	1,944.1	1,793.4

Long-term debt	3,262.5	3,475.4
Accrued pension costs	148.5	136.7
Retirement benefits other than pensions	159.6	163.3
Lease liabilities	265.8	259.8
Deferred tax liabilities	56.5	59.3
Other	244.6	227.1
Total liabilities	6,081.6	6,115.0

Equity:
The Brink's Company ("Brink's") shareholders:
Common stock, par value $1 per share:
Shares authorized: 100.0
Shares issued and outstanding: 2024 - 44.2; 2023 - 44.5	44.5	44.2
Capital in excess of par value	675.9	666.3
Retained earnings	333.0	354.0
Accumulated other comprehensive income (loss)	(656.0)	(744.0)
Brink's shareholders	397.4	320.5

Noncontrolling interests	122.8	126.1

Total equity	520.2	446.6

Total liabilities and equity	$6,601.8	6,561.6

The Brink’s Company and subsidiaries
(In millions) (Unaudited)
Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2023	2024
Cash flows from operating activities:
Net income	$53.4	102.0
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
(Income) loss from discontinued operations, net of tax	(0.6)	0.1
Depreciation and amortization	137.2	145.5
Share-based compensation expense	19.2	16.6
Deferred income taxes	7.1	0.1
(Gain) loss on marketable securities and sale of property and equipment	1.6	(2.8)
Impairment losses	5.2	1.9
Retirement benefit funding more than expense:
Pension	(4.5)	(3.3)
Other than pension	(3.2)	(3.9)
Unrealized foreign currency (gains) losses	18.2	(3.5)
Other operating	7.8	5.1
Changes in operating assets and liabilities, net of effects of acquisitions:
(Increase) decrease in accounts receivable and income taxes receivable	5.8	(89.8)
Decrease in accounts payable, income taxes payable and accrued liabilities	(89.0)	(62.2)
Decrease in restricted cash held for customers	(16.2)	(67.2)
Increase (decrease) in customer obligations	(32.4)	4.6
Decrease in prepaid and other current assets	(3.3)	(21.8)
Decrease in other noncurrent assets and liabilities	(1.0)	(23.6)
Net cash provided by (used in) operating activities	105.3	(2.2)

Cash flows from investing activities:
Capital expenditures	(89.4)	(108.9)
Acquisitions, net of cash acquired	—	(14.4)
Dispositions, net of cash disposed	1.1	—
Marketable securities:
Purchases	(44.5)	(1.4)
Sales	0.9	1.2
Cash proceeds from sale of property, equipment and investments	1.0	4.5
Net change in loans held for investment	(14.2)	3.5
Other	(0.4)	(0.9)
Discontinued operations	0.9	—
Net cash used in investing activities	(144.6)	(116.4)

Cash flows from financing activities:
Borrowings (repayments) of debt:
Short-term borrowings	76.2	(7.0)
Long-term revolving credit facilities:
Borrowings	4,256.4	5,508.5
Repayments	(4,299.0)	(6,043.4)
Other long-term debt:
Borrowings	14.3	807.8
Repayments	(47.5)	(53.4)
Acquisition of noncontrolling interest	(0.6)	(0.2)
Cash paid for acquisition related settlements and obligations	(9.7)	—
Debt financing costs	—	(9.6)
Repurchase shares of Brink's common stock	(17.5)	(65.7)
Dividends to:
Shareholders of Brink’s	(19.5)	(20.6)
Noncontrolling interests in subsidiaries	(2.8)	(0.1)
Tax withholdings associated with share-based compensation	(6.9)	(17.2)
Other	2.3	—
Net cash provided by (used in) financing activities	(54.3)	99.1

Effect of exchange rate changes on cash	6.7	(46.1)
Cash, cash equivalents and restricted cash:
Decrease	(86.9)	(65.6)
Balance at beginning of period	1,410.5	1,683.6
Balance at end of period	$1,323.6	1,618.0

Supplemental Cash Flow Information	Six Months Ended June 30,
	2023	2024
Cash paid for income taxes, net	$(54.7)	(68.5)

The Brink’s Company and subsidiaries
(In millions, except for per share amounts) (Unaudited)
Second-Quarter 2024 vs. 2023

GAAP		Organic	Acquisitions /			% Change
	2Q'23	Change	Dispositions(a)	Currency(b)	2Q'24	Total	Organic
Revenues:
North America	$397	10	5	(1)	412	4	3
Latin America	334	127	—	(129)	332	(1)	38
Europe	286	26	2	(4)	310	8	9
Rest of World	199	4	—	(3)	200	—	2
Segment revenues(c)	$1,216	167	7	(137)	1,253	3	14

Revenues - GAAP	$1,216	167	7	(137)	1,253	3	14

Operating profit:
North America	$38	14	1	—	52	38	37
Latin America	66	38	—	(41)	63	(4)	58
Europe	29	3	—	—	32	10	11
Rest of World	41	(2)	—	(1)	39	(6)	(4)
Segment operating profit	174	53	1	(42)	186	7	31
Corporate(d)	(42)	13	—	(2)	(31)	(28)	(32)
Operating profit - non-GAAP	$132	67	1	(44)	156	18	51

Other items not allocated to segments(e)	(26)	(12)	(2)	—	(40)	51	45
Operating profit - GAAP	$106	55	(1)	(44)	116	10	52

GAAP interest expense	(51)				(57)	11
GAAP interest and other income (expense)	4				13	fav
GAAP provision (benefit) for income taxes	23				22	(6)
GAAP noncontrolling interests	3				4	20
GAAP income from continuing operations(f)	32				46	44
GAAP EPS(f)	$0.68				1.03	51
GAAP weighted-average diluted shares	47.3				45.1	(5)

Non-GAAP(g)		Organic	Acquisitions /			% Change
	2Q'23	Change	Dispositions(a)	Currency(b)	2Q'24	Total	Organic

Segment revenues - GAAP/non-GAAP	$1,216	167	7	(137)	1,253	3	14

Non-GAAP operating profit	132	67	1	(44)	156	18	51

Non-GAAP interest expense	(51)				(57)	11
Non-GAAP interest and other income (expense)	3				11	fav
Non-GAAP provision for income taxes	21				31	48
Non-GAAP noncontrolling interests	3				4	20
Non-GAAP income from continuing operations(f)	60				75	25
Non-GAAP EPS(f)	$1.27				1.67	31
Non-GAAP weighted-average diluted shares	47.3				45.1	(5)

Amounts may not add due to rounding.

(a)Amounts include the impact of prior year comparable period results for acquired and disposed businesses. GAAP results also include the impact of acquisition-related intangible amortization, restructuring and other charges, and disposition related gains/losses.
(b)The amounts in the “Currency” column consist of the effects of Argentina devaluations under highly inflationary accounting and the sum of monthly currency changes. Monthly currency changes represent the accumulation throughout the year of the impact on current period results from changes in foreign currency rates from the prior year period.
(c)Segment revenues equal our total reported non-GAAP revenues.
(d)Corporate expenses are not allocated to segment results. Corporate expenses include salaries and other costs to manage the global business and to perform activities required of public companies.
(e)See pages 8-10 for more information.
(f)Attributable to Brink's.
(g)Non-GAAP results are reconciled to applicable GAAP results on pages 11-14.

The Brink’s Company and subsidiaries
(In millions, except for per share amounts) (Unaudited)

Six Months Ended June 30, 2024 vs. 2023

GAAP		Organic	Acquisitions /			% Change
	2023	Change	Dispositions(a)	Currency(b)	2024	Total	Organic
Revenues:
North America	$799	14	5	(1)	818	2	2
Latin America	649	244	—	(227)	666	3	38
Europe	555	43	4	—	601	8	8
Rest of World	398	12	—	(6)	404	1	3
Segment revenues(c)	$2,402	312	9	(233)	2,489	4	13

Revenues - GAAP	$2,402	312	9	(233)	2,489	4	13

Operating profit:
North America	$76	24	1	—	100	32	31
Latin America	133	66	—	(72)	126	(5)	50
Europe	51	7	—	—	58	13	13
Rest of World	79	3	—	(1)	80	2	4
Segment operating profit	339	99	1	(73)	365	8	29
Corporate(d)	(79)	16	—	—	(64)	(19)	(20)
Operating profit - non-GAAP	$259	115	1	(74)	301	16	44

Other items not allocated to segments(e)	(74)	(6)	7	10	(64)	(14)	9
Operating profit - GAAP	$185	108	7	(64)	237	28	58

GAAP interest expense	(98)				(112)	15

GAAP interest and other income (expense)	9				26	fav

GAAP provision (benefit) for income taxes	44				48	11

GAAP noncontrolling interests	6				7	3

GAAP income from continuing operations(f)	47				96	fav

GAAP EPS(f)	$0.98				2.12	fav

GAAP weighted-average diluted shares	47.4				45.2	(5)

Non-GAAP(g)		Organic	Acquisitions /			% Change
	2023	Change	Dispositions(a)	Currency(b)	2024	Total	Organic

Segment revenues - GAAP/non-GAAP	$2,402	312	9	(233)	2,489	4	13

Non-GAAP operating profit	259	115	1	(74)	301	16	44

Non-GAAP interest expense	(97)				(112)	16

Non-GAAP interest and other income (expense)	6				22	fav

Non-GAAP provision for income taxes	42				59	42

Non-GAAP noncontrolling interests	6				6	3

Non-GAAP income from continuing operations(f)	120				145	21

Non-GAAP EPS(f)	$2.54				3.21	26

Non-GAAP weighted-average diluted shares	47.4				45.2	(5)

Amounts may not add due to rounding.

See page 5 for footnote explanations.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is a leading global provider of cash and valuables management, digital retail solutions, and ATM managed services. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our network of operations in 52 countries serves customers in more than 100 countries. For more information, please visit our website at www.brinks.com or call 804-289-9709.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to: 2024 outlook, including revenue, adjusted EBITDA, adjusted EBITDA margin, earnings per share, and free cash flow before dividends (and drivers thereof), capital allocation priorities, the impact of U.S. and global macroeconomic trends, including the strength of the U.S. dollar, the impact of the global restructuring plan, expected impact from deployment of technology-enabled solutions, including digital retail solutions and ATM managed services, and strategic priorities and initiatives, including the Brink's Business System.

Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; general economic issues, including supply chain disruptions, fuel price increases, changes in interest rates, and interest rate increases; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information, including from a cybersecurity incident; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions (including political conflict or unrest), regulatory issues (including the imposition of international sanctions, including by the U.S. government), military conflicts (including but not limited to the conflict in Israel and surrounding areas, as well as the possible expansion of such conflicts and potential geopolitical consequences), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including labor shortages negotiations with organized labor and work stoppages; pandemics , acts of terrorism, strikes or other extraordinary events that negatively affect global or regional cash commerce; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the American Rescue Plan Act and Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2023, and in related disclosures in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

The Brink’s Company and subsidiaries
Segment Results: 2023 and 2024 (Unaudited)
(In millions, except for percentages)

	Revenues
	2023					2024
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	Six Months
Revenues:
North America	$401.9	397.4	398.1	403.7	1,601.1	$405.5	412.0	817.5
Latin America	315.5	333.9	339.6	343.3	1,332.3	334.7	331.7	666.4
Europe	268.7	285.9	287.8	294.4	1,136.8	291.4	309.7	601.1
Rest of World	199.3	199.0	201.9	204.2	804.4	204.5	199.7	404.2
Segment revenues - GAAP and Non-GAAP	$1,185.4	1,216.2	1,227.4	1,245.6	4,874.6	$1,236.1	1,253.1	2,489.2

	Operating Profit
	2023					2024
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	Six Months
Operating profit:
North America	$38.6	37.5	47.5	61.6	185.2	$48.4	51.7	100.1
Latin America	66.6	65.9	68.1	79.7	280.3	63.0	63.2	126.2
Europe	22.0	29.3	35.8	37.9	125.0	25.9	32.2	58.1
Rest of World	37.3	41.3	42.6	42.9	164.1	41.1	39.0	80.1
Corporate	(37.1)	(42.2)	(27.7)	(32.6)	(139.6)	(33.4)	(30.5)	(63.9)
Non-GAAP	127.4	131.8	166.3	189.5	615.0	145.0	155.6	300.6

Other items not allocated to segments(a)
Reorganization and Restructuring	(14.2)	—	(0.4)	(3.0)	(17.6)	(1.4)	(0.1)	(1.5)
Acquisitions and dispositions	(22.0)	(15.0)	(19.4)	(14.2)	(70.6)	(15.9)	(14.8)	(30.7)
Argentina highly inflationary impact	(11.2)	(11.0)	(8.1)	(56.5)	(86.8)	(1.6)	(11.4)	(13.0)
Transformation initiatives	—	—	—	(5.5)	(5.5)	(4.8)	(7.2)	(12.0)
Non-routine auto loss matter	—	—	—	(8.0)	(8.0)	—	—	—
Department of Justice investigation	—	—	—	—	—	—	(6.0)	(6.0)
Chile antitrust matter	(0.2)	(0.2)	—	(0.1)	(0.5)	(0.4)	(0.1)	(0.5)
Reporting compliance	—	—	(0.7)	(0.1)	(0.8)	—	—	—
GAAP	$79.8	105.6	137.7	102.1	425.2	$120.9	116.0	236.9

	Operating Margin Percentage
	2023					2024
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	Six Months
Operating margin percentage:
North America	9.6	9.4	11.9	15.3	11.6	11.9	12.5	12.2
Latin America	21.1	19.7	20.1	23.2	21.0	18.8	19.1	18.9
Europe	8.2	10.2	12.4	12.9	11.0	8.9	10.4	9.7
Rest of World	18.7	20.8	21.1	21.0	20.4	20.1	19.5	19.8
Non-GAAP	10.7	10.8	13.5	15.2	12.6	11.7	12.4	12.1

Other items not allocated to segments(a)	(4.0)	(2.1)	(2.3)	(7.0)	(3.9)	(1.9)	(3.1)	(2.6)
GAAP	6.7	8.7	11.2	8.2	8.7	9.8	9.3	9.5

(a)See explanation of items on page 9-10.

The Brink’s Company and subsidiaries
Other Items Not Allocated To Segments (Unaudited)
(In millions)

Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments.

Reorganization and Restructuring
2022 Global Restructuring Plan
In the first quarter of 2023, management completed the review and approval of the previously announced restructuring plan across our global business operations. The actions were taken to enable growth, reduce costs and related infrastructure, and to mitigate the potential impact of external economic conditions. In total, we have recognized $34.0 million in charges under this program, including $0.8 million in the first six months of 2024. We expect total expenses from this program to be between $36 million and $38 million. When completed, the current restructuring actions are expected to reduce our workforce by 3,200 to 3,400 positions and result in annualized cost savings of approximately $60 million.

Other Restructurings
Management periodically implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized $6.6 million in net costs in 2023. We recognized $0.7 million in net costs in the first six months of 2024. The majority of the costs in both the 2024 and 2023 periods result from the exit of a line of business in a specific geography with most of the remaining costs due to management initiatives to address the COVID-19 pandemic.

Due to the unique circumstances around these charges, these management-directed items have not been allocated to segment results and are excluded from non-GAAP results.

Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below:

2024 Acquisitions and Dispositions
•Amortization expense for acquisition-related intangible assets was $29.1 million in the first six months of 2024.
•Net charges of $1.2 million were incurred for post-acquisition adjustments to indemnification assets related to previous business acquisitions.
•We recognized $0.5 million in charges in Argentina in the first six months of 2024 for an inflation-adjusted labor increase to expected payments to union workers of the Maco Transportadora and Maco Litoral businesses (together "Maco"). Although the Maco operations were acquired in 2017, formal antitrust approval was obtained in 2021, which triggered negotiation and approval of the expected payments in 2022.
•We incurred $0.4 million in integration costs in the first six months of 2024.
•Transaction costs related to business acquisitions were $0.3 million in the first six months of 2024.
•A net credit of $1.3 million related to the reversal of retention liability for key PAI employees was recorded in the first six months of 2024.

2023 Acquisitions and Dispositions
•Amortization expense for acquisition-related intangible assets was $57.8 million in 2023.
•A net gain of $4.8 million was recognized upon derecognition of a contingent consideration liability related to the NoteMachine business acquisition. A net gain of $1.4 million was also recognized upon derecognition of a contingent consideration liability related to the Touchpoint 21 business acquisition.
•We recognized $4.9 million in charges in Argentina in 2023 for expected payments to union workers of the Maco businesses.
•Net charges of $3.4 million were incurred for post-acquisition adjustments to indemnification assets related to previous business acquisitions.
•We incurred $2.2 million in integration costs, primarily related to PAI, in 2023.
•Transaction costs related to business acquisitions were $4.2 million in 2023.
•We recognized a $2.0 million loss on the disposition of Russia-based operations in 2023.
•Compensation expense related to the retention of key PAI employees was $1.6 million in 2023.

Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina's economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In December 2023, the administration of the newly inaugurated President of Argentina allowed the peso to devalue by more than 50%. In total, in 2023, the Argentine peso declined approximately 79%. In the first six months of 2024, we recognized $13.0 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $6.4 million. In 2023, we recognized $86.8 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $79.1 million. These amounts are excluded from non-GAAP results.

Transformation initiatives During 2023, we initiated a multi-year program intended to accelerate growth and drive margin expansion through transformation of our business model in the U.S., with expectations to then leverage the transformation changes and learnings globally. The program is designed to help us standardize our commercial and operational systems and processes, drive continuous improvement and achieve operational excellence. Accordingly, we incurred $12.0 million in the first six months of 2024 and $5.5 million of expense in 2023. The transformation costs primarily include third party professional services and project management charges and are excluded from segment and non-GAAP results.

Non-routine auto loss matter In 2023, a Brink’s employee was involved in a motor vehicle accident with unique circumstances that resulted in the death of a third party and, in connection with ensuing litigation, Brink’s recognized an $8.0 million charge. Due to the unusual nature of the contingency, we have excluded this charge from segment and non-GAAP results.

Department of Justice investigation During the second quarter of 2024, we accrued $6.0 million in connection with a U.S. Department of Justice investigation. Due to the special nature of this matter, this charge has not been allocated to segment results and is excluded from non-GAAP results. See Note 14 in our Form 10-Q for details.

Chile antitrust matter We recognized an estimated loss of $9.5 million in the third quarter of 2021 related to a potential fine. In 2023, we recognized an additional $0.5 million adjustment to our estimated loss. In the first six months of 2024, we recognized an additional $0.5 million adjustment to our estimated loss. The adjustments resulted primarily from changes in currency rates. Due to its special nature, this charge has not been allocated to segment results and is excluded from non-GAAP results. See Note 14 in our Form 10-Q for details.

Reporting compliance Certain compliance costs (primarily third party expenses) are excluded from segment and non-GAAP results. In 2023, we incurred $0.8 million in costs related to mitigation of the material weakness. We did not incur any such costs in the first six months of 2024.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for percentages and per share amounts)

Non-GAAP results described in this press release are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The purpose of the Non-GAAP results is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations. The specific items excluded have not been allocated to segments, are described on pages 9 and 10 and in more detail in our Form 10-Q, and are reconciled to comparable GAAP measures below. In addition, we refer to non-GAAP constant currency amounts, which represent current period results and forecasts at prior period exchange rates.

Non-GAAP results adjust the quarterly Non-GAAP tax rates so that the Non-GAAP tax rate in each of the quarters is equal to the full-year estimated Non-GAAP tax rate. The full-year Non-GAAP tax rate in both years excludes certain pretax and income tax amounts. Amounts reported for prior periods have been updated in this report to present information consistently for all periods presented.

The 2024 Non-GAAP outlook amounts for EPS from continuing operations, free cash flow before dividends, Adjusted EBITDA and EPS from continuing operations attributable to Brink's cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions and the impact of possible future acquisitions. We are also unable to forecast changes in cash held for customer obligations or proceeds from the sale of property, equipment and investments in 2024. The impact of highly inflationary accounting and other potential Non-GAAP adjusting items could be significant to our GAAP results.

The Non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not a part of our core business. Additionally, non-GAAP results are utilized as performance measures in certain management incentive compensation plans. Non-GAAP results should not be considered as an alternative to revenue, net income, earnings per share or cash flows from operating activities amounts determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts. Non-GAAP financial measures may not be comparable to Non-GAAP financial measures presented by other companies.

Non-GAAP Results Reconciled to GAAP

	YTD '23			YTD '24
	Pre-tax income	Income taxes	Effective tax rate	Pre-tax income	Income taxes	Effective tax rate
Effective Income Tax Rate
GAAP	$96.5	43.7	45.3%	$150.4	48.3	32.1%
Retirement plans(c)	(4.1)	(0.7)		(3.4)	(0.7)
Reorganization and Restructuring(a)	14.2	2.6		1.5	0.3
Acquisitions and dispositions(a)	38.6	4.4		30.5	2.3
Argentina highly inflationary impact(a)	22.8	(0.7)		13.2	0.1
Transformation initiatives(a)	—	—		12.0	0.3
Valuation allowance on tax credits(f)	—	(6.7)		—	—
Department of Justice investigation(a)	—	—		6.0	—
Chile antitrust matter(a)	0.4	0.1		0.5	0.1
Income tax rate adjustment(b)	—	(0.9)		—	8.5
Non-GAAP	$168.4	41.8	24.8%	$210.7	59.2	28.1%

Amounts may not add due to rounding.
(a)See “Other Items Not Allocated To Segments” on pages 8-10 for details. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not a part of our core business.
(b)Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate is estimated at 28.1% for 2024 and was 24.8% for 2023.
(c)Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges and curtailment gains related to these non-U.S. plans and costs related to our frozen non-U.S. retirement plans are also excluded from non-GAAP results.
(d)Due to reorganization and restructuring activities, there was a $0.9 million non-GAAP adjustment to share-based compensation in the first quarter of 2023. There is no difference between GAAP and non-GAAP share-based compensation amounts for the other periods presented.
(e)Due to the impact of Argentina highly inflationary accounting, there was a $0.3 million non-GAAP adjustment for a loss in the first quarter of 2023, a $0.3 million non-GAAP adjustment for a loss in the second quarter of 2023, a $22.7 million non-GAAP adjustment for a loss in the third quarter of 2023, and a $31.9 million non-GAAP adjustment for a loss in the fourth quarter of 2023. There is no difference between GAAP and non-GAAP share-based compensation amounts for the other periods presented.
(f)In 2023, we recorded a portion of our valuation allowance on certain U.S. deferred tax assets primarily related to foreign tax credit carryforward attributes. The valuation allowance increase was due to new foreign tax credit Notices published by the U.S. Internal Revenue Service in 2023, which provided taxpayers relief from the 2022 foreign tax credit regulations until additional guidance is issued and effective date of such guidance is provided.
(g)Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization, non-GAAP share-based compensation and non-GAAP marketable securities (gain) loss.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited) - continued
(In millions, except for percentages and per share amounts)

	2023					2024
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	Six Months

Revenues:
GAAP	$1,185.4	1,216.2	1,227.4	1,245.6	4,874.6	$1,236.1	1,253.1	2,489.2
Non-GAAP	$1,185.4	1,216.2	1,227.4	1,245.6	4,874.6	$1,236.1	1,253.1	2,489.2

Operating profit (loss):
GAAP	$79.8	105.6	137.7	102.1	425.2	$120.9	116.0	236.9
Reorganization and Restructuring(a)	14.2	—	0.4	3.0	17.6	1.4	0.1	1.5
Acquisitions and dispositions(a)	22.0	15.0	19.4	14.2	70.6	15.9	14.8	30.7
Argentina highly inflationary impact(a)	11.2	11.0	8.1	56.5	86.8	1.6	11.4	13.0
Transformation initiatives(a)	—	—	—	5.5	5.5	4.8	7.2	12.0
Non-routine auto loss matter(a)	—	—	—	8.0	8.0	—	—	—
Department of Justice investigation(a)	—	—	—	—	—	—	6.0	6.0
Chile antitrust matter(a)	0.2	0.2	—	0.1	0.5	0.4	0.1	0.5
Reporting compliance(a)	—	—	0.7	0.1	0.8	—	—	—
Non-GAAP	$127.4	131.8	166.3	189.5	615.0	$145.0	155.6	300.6

Operating margin:
GAAP margin	6.7%	8.7%	11.2%	8.2%	8.7%	9.8%	9.3%	9.5%

Non-GAAP margin	10.7%	10.8%	13.5%	15.2%	12.6%	11.7%	12.4%	12.1%

Interest expense:
GAAP	$(46.6)	(51.1)	(53.8)	(52.3)	(203.8)	$(55.8)	(56.5)	(112.3)
Acquisitions and dispositions(a)	0.2	0.3	0.2	0.1	0.8	—	—	—
Non-GAAP	$(46.4)	(50.8)	(53.6)	(52.2)	(203.0)	$(55.8)	(56.5)	(112.3)

Interest and other income (expense):
GAAP	$4.7	4.1	2.9	2.7	14.4	$13.3	12.5	25.8
Retirement plans(c)	(2.2)	(1.9)	(2.1)	(2.8)	(9.0)	(1.5)	(1.9)	(3.4)
Acquisitions and dispositions(a)	0.5	0.6	(0.9)	1.0	1.2	(0.2)	—	(0.2)
Argentina highly inflationary impact(a)	0.3	0.3	22.7	31.9	55.2	—	0.2	0.2
Non-GAAP	$3.3	3.1	22.6	32.8	61.8	$11.6	10.8	22.4

Taxes:
GAAP	$20.3	23.4	37.3	58.2	139.2	$26.2	22.1	48.3
Retirement plans(c)	(0.6)	(0.1)	(0.6)	(0.7)	(2.0)	(0.3)	(0.4)	(0.7)
Reorganization and Restructuring(a)	2.7	(0.1)	0.1	0.7	3.4	0.4	(0.1)	0.3
Acquisitions and dispositions(a)	2.4	2.0	3.3	1.2	8.9	1.3	1.0	2.3
Argentina highly inflationary impact(a)	(0.5)	(0.2)	(0.9)	(2.9)	(4.5)	(0.1)	0.2	0.1
Transformation initiatives(a)	—	—	—	0.1	0.1	0.1	0.2	0.3
Non-routine auto loss matter(a)	—	—	—	0.2	0.2	—	—	—
Valuation allowance on tax credits(f)	(2.6)	(4.1)	—	(21.1)	(27.8)	—	—	—
Chile antitrust matter(a)	—	0.1	—	—	0.1	—	0.1	0.1
Income tax rate adjustment(b)	(0.8)	(0.1)	(5.6)	6.5	—	0.7	7.8	8.5
Non-GAAP	$20.9	20.9	33.6	42.2	117.6	$28.3	30.9	59.2

Amounts may not add due to rounding.

See page 11 for footnote explanations.

	2023					2024
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	Six Months

Noncontrolling interests:
GAAP	$3.3	3.0	3.8	0.5	10.6	$2.9	3.6	6.5
Acquisitions and dispositions(a)	0.2	0.3	0.3	0.2	1.0	0.2	0.3	0.5
Income tax rate adjustment(b)	(0.3)	(0.3)	0.1	0.5	—	(0.3)	(0.3)	(0.6)
Non-GAAP	$3.2	3.0	4.2	1.2	11.6	$2.8	3.6	6.4

Income (loss) from continuing operations attributable to Brink's:
GAAP	$14.3	32.2	45.7	(6.2)	86.0	$49.3	46.3	95.6
Retirement plans(c)	(1.6)	(1.8)	(1.5)	(2.1)	(7.0)	(1.2)	(1.5)	(2.7)
Reorganization and Restructuring(a)	11.5	0.1	0.3	2.3	14.2	1.0	0.2	1.2
Acquisitions and dispositions(a)	20.1	13.6	15.1	13.9	62.7	14.2	13.5	27.7
Argentina highly inflationary impact(a)	12.0	11.5	31.7	91.3	146.5	1.7	11.4	13.1
Transformation initiatives(a)	—	—	—	5.4	5.4	4.7	7.0	11.7
Non-routine auto loss matter(a)	—	—	—	7.8	7.8	—	—	—
Valuation allowance on tax credits(f)	2.6	4.1	—	21.1	27.8	—	—	—
Department of Justice investigation(a)	—	—	—	—	—	—	6.0	6.0
Chile antitrust matter(a)	0.2	0.1	—	0.1	0.4	0.4	—	0.4
Reporting compliance(a)	—	—	0.7	0.1	0.8	—	—	—
Income tax rate adjustment(b)	1.1	0.4	5.5	(7.0)	—	(0.4)	(7.5)	(7.9)
Non-GAAP	$60.2	60.2	97.5	126.7	344.6	$69.7	75.4	145.1

Adjusted EBITDA(g):
Net income (loss) attributable to Brink's - GAAP	$15.0	32.1	45.6	(5.0)	87.7	$49.3	46.2	95.5
Interest expense - GAAP	46.6	51.1	53.8	52.3	203.8	55.8	56.5	112.3
Income tax provision - GAAP	20.3	23.4	37.3	58.2	139.2	26.2	22.1	48.3
Depreciation and amortization - GAAP	67.6	69.6	69.1	69.5	275.8	72.4	73.1	145.5
EBITDA	$149.5	176.2	205.8	175.0	706.5	$203.7	197.9	401.6
Discontinued operations - GAAP	(0.7)	0.1	0.1	(1.2)	(1.7)	—	0.1	0.1
Retirement plans(c)	(2.2)	(1.9)	(2.1)	(2.8)	(9.0)	(1.5)	(1.9)	(3.4)
Reorganization and Restructuring(a)	13.1	(0.1)	0.4	3.0	16.4	1.4	0.1	1.5
Acquisitions and dispositions(a)	8.3	0.7	3.6	0.4	13.0	1.0	(0.1)	0.9
Argentina highly inflationary impact(a)	10.4	10.0	29.4	86.8	136.6	(0.7)	9.0	8.3
Transformation initiatives(a)	—	—	—	5.5	5.5	4.8	7.2	12.0
Non-routine auto loss matter(a)	—	—	—	8.0	8.0	—	—	—
Department of Justice investigation(a)	—	—	—	—	—	—	6.0	6.0
Chile antitrust matter(a)	0.2	0.2	—	0.1	0.5	0.4	0.1	0.5
Reporting compliance(a)	—	—	0.7	0.1	0.8	—	—	—
Income tax rate adjustment(b)	0.3	0.3	(0.1)	(0.5)	—	0.3	0.3	0.6
Share-based compensation(d)	11.8	8.3	6.4	6.5	33.0	9.3	7.3	16.6
Marketable securities (gain) loss(e)	(0.2)	0.5	(13.7)	(29.0)	(42.4)	(0.5)	(0.1)	(0.6)
Adjusted EBITDA	$190.5	194.3	230.5	251.9	867.2	$218.2	225.9	444.1
Amounts may not add due to rounding.

See page 11 for footnote explanations.

	2023					2024
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	Six Months

EPS:
GAAP	$0.30	0.68	0.97	(0.13)	1.83	$1.09	1.03	2.12
Retirement plans(c)	(0.03)	(0.03)	(0.03)	(0.05)	(0.15)	(0.02)	(0.04)	(0.06)
Reorganization and Restructuring costs(a)	0.24	0.01	0.01	0.05	0.30	0.02	0.01	0.02
Acquisitions and dispositions(a)	0.42	0.27	0.31	0.30	1.33	0.31	0.30	0.62
Argentina highly inflationary impact(a)	0.26	0.24	0.67	1.99	3.13	0.04	0.25	0.29
Transformation initiatives(a)	—	—	—	0.12	0.12	0.10	0.16	0.26
Non-routine auto loss matter(a)	—	—	—	0.17	0.17	—	—	—
Valuation allowance on tax credits(f)	0.05	0.09	—	0.46	0.59	—	—	—
Department of Justice investigation(a)	—	—	—	—	—	—	0.13	0.13
Chile antitrust matter(a)	—	—	—	—	0.01	0.01	—	0.01
Reporting compliance(a)	—	—	0.02	—	0.02	—	—	—
Income tax rate adjustment(b)	0.02	0.01	0.12	(0.15)	—	(0.01)	(0.17)	(0.17)
Non-GAAP	$1.27	1.27	2.07	2.76	7.35	$1.54	1.67	3.21

Depreciation and Amortization:
GAAP	$67.6	69.6	69.1	69.5	275.8	$72.4	73.1	145.5
Reorganization and Restructuring costs(a)	(1.1)	(0.1)	—	—	(1.2)	—	—	—
Acquisitions and dispositions(a)	(14.0)	(14.6)	(14.6)	(14.6)	(57.8)	(14.5)	(14.6)	(29.1)
Argentina highly inflationary impact(a)	(1.1)	(1.3)	(1.4)	(1.6)	(5.4)	(2.3)	(2.6)	(4.9)
Non-GAAP	$51.4	53.6	53.1	53.3	211.4	$55.6	55.9	111.5

Amounts may not add due to rounding.

See page 11 for footnote explanations.

	Full Year	Six Months Ended June 30,
	2023	2023	2024

Free cash flow before dividends:
Cash flows from operating activities
Operating activities - GAAP	$702.4	$105.3	$(2.2)
(Increase) decrease in restricted cash held for customers	(59.5)	16.2	67.2
(Increase) decrease in certain customer obligations(a)	(66.0)	32.4	(4.6)
Operating activities - non-GAAP	$576.9	$153.9	$60.4
Capital expenditures - GAAP	(202.7)	(89.4)	(108.9)
Proceeds from sale of property, equipment and investments	18.4	1.0	4.5
Proceeds from lessor debt financing	7.5	1.4	7.2
Free cash flow before dividends - non-GAAP	$400.1	$66.9	$(36.8)

(a)To adjust for the change in the balance of customer obligations related to cash received and processed in certain of our secure Cash Management Services operations. The title to this cash transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources.

Free cash flow before dividends is a supplemental financial measure that is not required by, or presented in accordance with GAAP. The purpose of this non-GAAP measure is to report financial information excluding the change in restricted cash held for customers, the impact of cash received and processed in certain of our secure cash management services operations, capital expenditures, and to include proceeds from the sale of property, equipment and investments and proceeds from lessor debt financing. In the second quarter of 2024, we changed the definition of free cash flow before dividends to include proceeds from lessor debt financing. We believe this measure is helpful in assessing cash flows from operations, enables period-to-period comparability and is useful in predicting future cash flows. This non-GAAP measure should not be considered as an alternative to cash flows from operating activities determined in accordance with GAAP and should be read in conjunction with our condensed consolidated statements of cash flows.